Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareholders of Center Coast
MLP & Infrastructure Fund:
In planning and performing our
audit of the financial statements
of Center Coast MLP &
Infrastructure Fund (the Fund)
as of November 30, 2013 and for
the period September 26, 2013
(commencement of operations)
through November 30, 2013, in
accordance with the standards
of the Public Company Accounting
Oversight Board (United States),
we considered the Funds internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness
of the Funds internal control
over financial reporting.
Accordingly, we do not express
an opinion on the effectiveness
of the Funds internal
control over financial reporting.
The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs
of controls. A funds internal
control over financial reporting
is a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation
of financial statements for
external purposes in accordance
with generally accepted
accounting principles.
A funds internal control over
financial reporting includes
those policies and procedures
that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately
and fairly reflect the
transactions and dispositions
of the assets of the Fund
(2) provide reasonable assurance
that transactions are recorded
as necessary to permit
preparation of financial
statements in accordance with
generally accepted accounting
principles, and that receipts
and expenditures of the Fund
are being made only in
accordance with authorizations
of management and trustees of
the Fund and (3) provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition, use
or disposition of the Funds
assets that could have a
material effect on the
financial statements.
Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation
of effectiveness to future
periods are subject to the
risk that controls may become
inadequate because of changes
in conditions, or that the
degree of compliance with the
policies or procedures may
deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation
of a control does not allow
management or employees, in the
normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or a
combination of deficiencies,
in internal control over
financial reporting, such that
there is a reasonable possibility
that a material misstatement of
the Funds annual or interim
financial statements will not be
prevented or detected on a
timely basis.
Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
over financial reporting that
might be material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies
in the Funds internal control
over financial reporting and its
operation, including controls over
safeguarding securities that we
consider to be material weaknesses
as defined above as of
November 30, 2013.
This report is intended solely
for the information and use of
management and the Board of Trustees
of Center Coast MLP & Infrastructure
Fund and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than
these specified parties.

PricewaterhouseCoopers LLP

Houston, Texas
January 28, 2014